SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 19, 2013

ZAP
(Exact name of registrant as specified in its charter)

California	001-32534	94-3210624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Fourth Street, Santa Rosa, CA	95401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(707) 525-8658

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Company Announces Results of Special Meeting of the Board of Directors – Priscilla Lu confirmed as Chairman of the Board of ZAP and Huai Yi Wang (Founder and Chairman of Jonway Group) appointed as a Director of ZAP to filling vacancy created by resignation of Alex Wang

A meeting (the “Meeting”) of the board of directors of ZAP, a California corporation (the “Corporation”), was held pursuant to prior notice at 10:30 p.m. Pacific time on January 19, 2013 and 2:30 p.m. China time on January 20, 2013.

As previously noted in the Corporation’s recent filings with the Securities and Exchange Commission, a dispute exists as to the correct composition of the board of directors of the Corporation. Priscilla Lu, Goman Chong, Co Nguyen and Aileen Kao contend that the board of directors (“Board A”) is comprised of each of them, Mark Abdou, Steve Schneider and Alex Wang, which composition of the board of directors is consistent with all filings made by the Corporation with the Securities and Exchange Commission from November 1, 2012 through December 30, 2012. Whereas, Mark Abdou, Steven Schneider and Alex Wang contend that as a result of a meeting of the board of directors of the Corporation held on December 31, 2012, which meeting was not attended by a quorum of directors, the board of directors is comprised of each of them, Priscilla Lu, Goman Chong, Luo Hua Liang and Jessica Gao (“Board B”).

As set forth below, a quorum of directors of Board A and a quorum of directors of Board B were present at the Meeting and no director of the Corporation (either as a member of Board A or as a member of Board B) present at the Meeting protested, prior thereto or at the commencement of the Meeting, that such Meeting was improperly noticed. Pursuant to Section 307(a)(3) of the California Corporations Code and Section 4.10 of the Corporation’s Bylaws, any deficiency in the notice of the Meeting, if any, is waived by such director’s attendance at the Meeting.

The following members of Board A were in attendance at the Meeting: Goman Chong, Priscilla Lu, Alex Wang, Co Nguyen and Aileen Kao.

The following members of Board B were in attendance at the Meeting: Goman Chong, Priscilla Lu, Alex Wang and Luo Hua Liang.

The first action taken was the approval of the appointment of Huai Yi Wang (Chairman and Founder of Jonway Group and Founder of Jonway Auto) as a director of the Corporation, replacing Alex Wang on both Board A and Board B, effective immediately after the resignation of Alex Wang as director of the Corporation. Upon motion duly made and seconded, all directors of Board A and Board B approved the appointment of Huai Yi Wang as a director of the Corporation immediately after the resignation of Alex Wang as a director.

Alex Wang then resigned as a director of the Corporation and Huai Yi Wang took his place as a director of the Corporation.

Following Huai Yi Wang’s appointment as a director of the Corporation, the members of Board A in attendance at the Meeting (i.e., Priscilla Lu, Goman Chong, Huai Yi Wang, Co Nguyen and Aileen Kao) and the members of Board B in attendance at the Meeting (i.e., Goman Chong, Priscilla Lu, Huai Yi Wang and Luo Hua Liang) took the following actions at the Meeting, with each action being approved by all directors of Board A and Board B:

•	Confirmation that Priscilla Lu is the Chairman of the Board of the Corporation;

•	Confirmation that all employees of the Corporation as of December 30, 2012 remain as employees of the Corporation, that the actions taken at the December 31, 2012 meeting of the board of directors were invalid and that such employees can return to work at the Corporation and resume operations of the Corporation immediately;
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•	Confirmation that Jeff Schneider and Bill Hartman are not employees of the Corporation, and cannot represent the Corporation in any transaction involving the Corporation, effective immediately;

•	Approve the Corporation’s entry into an agreement with ICBC Sanmen Branch regarding a RMB 30 million loan to the Corporation’s subsidiary, Jonway Auto, and approve the execution of such agreement on behalf of the Corporation by Priscilla Lu as Chairman of the Board of the Corporation; and

•	Approval of the filing of this Form 8-K describing the matters approved at the Meeting.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2013	ZAP

By: /S/ PRISCILLA LU
Priscilla Lu
Chairman of the Board

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